UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2026
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COURSERA, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 West El Camino Real, Suite 500 Mountain View, California		94040
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 963-9884
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On March 13, 2026, the Board of Directors (the “Board”) of Coursera, Inc. (the “Company”, “we”, “us” and “our”) appointed Michael Foley, age 52, to serve, on a permanent basis, as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective March 16, 2026 (the “Effective Date”). Immediately prior to the Effective Date, Mr. Foley was serving, on an interim basis, as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. In his permanent role, Mr. Foley will continue to be designated as the Company’s principal financial officer and principal accounting officer. In connection with this appointment, the Company entered into a new offer letter with Mr. Foley dated March 13, 2026 (the “CFO Offer Letter”), which offer letter supersedes his prior offer letter dated November 13, 2025 that was previously disclosed on the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2025 (the “Prior Form 8-K”).

Under the terms of the CFO Offer Letter, starting on the Effective Date, Mr. Foley’s annual base salary will be $475,000 and he will be eligible to participate in the Company’s annual cash incentive program, with a target bonus opportunity equal to 70% of his base salary, subject to the achievement of performance conditions determined by the Board or the Human Resources and Compensation Committee of the Board (the “HRC Committee”). Pursuant to the CFO Offer Letter, Mr. Foley’s 2026 bonus will be prorated starting from the Effective Date. For 2026 only, Mr. Foley’s earned annual bonus payment will be no less than $200,000. Each earned annual bonus will be payable contingent upon Mr. Foley’s continued employment through the applicable bonus payment date.

As contemplated in the CFO Offer Letter, the HRC Committee recommended, and the Board approved and granted equity awards to Mr. Foley consisting of 350,000 restricted stock units (“RSUs”) and 350,000 performance-based restricted stock units (“PSUs”). The RSUs will vest over four years, with 25% vesting on February 15, 2027, and the remainder vesting in equal quarterly installments thereafter on the Company’s regular quarterly vesting dates, subject to Mr. Foley’s continued employment through each such vesting date. The PSUs will vest over four years, subject to satisfaction of both performance and service-based vesting conditions, with the performance-based condition tied to the achievement of certain pre-established financial goals for the year ending December 31, 2026. Following the end of the performance period, the HRC Committee will certify to the level of achievement of the PSU performance-based conditions and determine the number of PSUs that are eligible to vest, if any (the “Eligible PSUs”). Twenty-five percent (25%) of the Eligible PSUs will vest on February 15, 2027, and the remainder will vest in equal quarterly installments thereafter on the Company’s regular quarterly vesting dates, subject to Mr. Foley’s continued employment through each such vesting date.

Starting on the Effective Date, Mr. Foley will participate as a “Class A Executive” in the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”), which plan provides for certain severance and change in control benefits to certain executive employees. The Severance Plan is filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2025 and is incorporated herein by reference.
The foregoing description of the CFO Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the complete text of the CFO Offer Letter, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which upon filing will be incorporated herein by reference.

Mr. Foley’s biographical information was previously disclosed in the Prior Form 8-K, which biographical information in Item 5.02 thereof is incorporated herein by reference. There are no arrangements or understandings between Mr. Foley and any other persons pursuant to which he was designated as principal accounting officer, and Mr. Foley has no family relationships with any director or executive officer of the Company. In addition, Mr. Foley is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date:	March 17, 2026	By:	/s/ Alan B. Cardenas
Alan B. Cardenas Senior Vice President, General Counsel, and Secretary